LightPath Technologies Introduces Glass Aspheres for Laser Tools

ORLANDO, FL -- (Marketwire - January 26, 2009) - LightPath Technologies, Inc. (NASDAQ: LPTH) is pleased to announce introduction of a new line of molded glass aspheric lenses designed specifically for the Laser Tool market.

In today's manufacturing environment, laser tools are a common method for generating guide lines and measuring distances or surface profiles. These tools include Laser Levels, Laser Pointers, Line Projectors, Laser Scanners and Laser Trackers. LightPath's aspheric lenses are designed for use in today's high performance laser tools and measurement systems.

Aspheric lenses provide a single lens solution to laser projection. These aspheric lenses provide a cost savings over spherical doublets and triplets without sacrificing performance.

LightPath Technologies can manufacture these lenses in high production volumes through our facility in Jiading, China.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contacts:
Ray Pini
Director of Marketing
LightPath Technologies, Inc.
Phone: (407) 382-4003
Email: rpini@lightpath.com
Internet:  www.lightpath.com